Exhibit 99

NEWS

ANADARKO ANNOUNCES 2017 FOURTH-QUARTER
AND FULL-YEAR RESULTS
UPDATES 2018 CAPITAL PROGRAM AND SALES-VOLUME GUIDANCE

HOUSTON, Feb. 6, 2018 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2017 fourth‑quarter results, reporting net income attributable to common stockholders of $976 million, or $1.80 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased net income by $870 million, or $1.62 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the fourth quarter of 2017 was $1.4 billion.
For the year ended Dec. 31, 2017, Anadarko reported a net loss attributable to common stockholders of $456 million, or $0.85 per share (diluted). Full-year 2017 net cash provided by operating activities totaled $4.0 billion.

2017 HIGHLIGHTS

•	Further improved oil sales-volume product mix to 53 percent, with liquids increasing to 67 percent, contributing to a 67-percent improvement in margins per barrel(2)

•	Achieved production exit rates totaling more than 150,000 barrels of oil per day (BOPD) combined from the Delaware and DJ basins

•	Closed more than $4.0 billion of asset divestitures

•	Announced $2.5 billion share repurchase program and, by year end, repurchased 21.9 million shares for approximately $1.1 billion (average price of $48.33 per share)

•	Achieved completion of the Legal and Contractual Framework and commenced resettlement for the Mozambique LNG project

“Given the significant volatility the energy sector faced in 2017, we continued to focus on capital efficiency throughout the year by investing upstream capital within discretionary cash flow, while materially improving margins per barrel – an approach that produced very encouraging results as we concluded the year,” said Al Walker, Anadarko Chairman, President and CEO. “These operational efficiencies, an improving market environment, and strong momentum provide an exciting backdrop to 2018. Our capital-

investment program this year is well positioned to deliver attractive cash returns that produce healthy production growth. As we have stated previously, we will complement this capital-efficient investment plan with additional share buybacks, increases to our dividend yield, and improvements to our credit metrics, as market conditions permit, rather than materially increasing our capital expenditures to pursue greater production volume.”

SALES VOLUMES AND PROVED RESERVES
Anadarko’s full-year sales volumes of oil, natural gas and natural gas liquids (NGLs) totaled 245 million barrels of oil equivalent (BOE), or an average of 672,000 BOE per day. Fourth-quarter 2017 sales volumes of oil, natural gas and NGLs averaged approximately 637,000 BOE per day.
In 2017, Anadarko organically added 244 million BOE of proved reserves before the effects of price revisions. Anadarko’s costs incurred were $4.1 billion. The company’s oil and natural gas exploration and development costs were $4.2 billion.(2) The company estimates its proved reserves at year-end 2017 totaled 1.44 billion BOE, with 78 percent of its reserves categorized as proved developed. At year-end 2017, Anadarko’s proved reserves were comprised of 63 percent liquids and 37 percent natural gas.

OPERATING HIGHLIGHTS
By year-end 2017, oil sales volumes in the Delaware Basin of West Texas surpassed 50,000 BOPD, representing a 69-percent increase over the fourth quarter of 2016. The company also made significant progress toward full development mode as it successfully concluded its drilling program to capture 70‑percent operatorship across its 240,000-net-acre position.
    In the DJ Basin of northeast Colorado, Anadarko achieved record sales volumes of more than 254,000 BOE per day. Oil sales volumes surpassed 100,000 BOPD in December, driving an increase of almost 20 percent over the previous quarter. In addition, the company’s new completion design implemented in 2017 increased its estimated ultimate recovery (EUR) to 690,000 BOE per well in the contiguous core, representing an increase of more than 20-percent over the previous type curve.
Gulf of Mexico sales volumes averaged 143,000 BOE per day in the fourth quarter, representing a 35-percent increase over the fourth quarter of 2016. Oil sales volumes for the quarter averaged 120,000 BOPD, a 48-percent increase over the fourth quarter of 2016, while also reflecting the impact of Hurricane Nate and the prolonged shutdown at the third-party-operated Enchilada platform.
Anadarko’s international and frontier operations averaged 94,000 barrels per day during the fourth quarter of 2017, representing an 18-percent decrease relative to the fourth quarter of 2016, which was largely driven by statutory maintenance on the El Merk facility in Algeria and the timing and size of tanker liftings. Additionally, during the fourth quarter, the company made meaningful progress with its

Mozambique LNG project by beginning the resettlement process to prepare the onshore location for the future LNG park.

OPERATIONS REPORT
For additional details on Anadarko’s fourth-quarter 2017 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
During the year, Anadarko generated $4.0 billion of net cash provided by operating activities while investing $3.8 billion on upstream exploration and development activities.(3) The company ended 2017 with $4.6 billion of cash on hand and closed asset divestitures totaling more than $4.0 billion during the year. Subsequent to year end, Anadarko divested its non-operated interest in its Alaska assets for approximately $400 million. The transaction is subject to regulatory approval.
During the fourth quarter, approximately $1.1 billion of the company’s previously announced $2.5 billion share-repurchase program was executed under an accelerated share repurchase (ASR) agreement and through open-market purchases. In February 2018, Anadarko completed a repurchase of 8.5 million shares for $500 million (average price of $58.82 per share) under an additional ASR agreement. To date, the company has completed $1.6 billion of repurchases under the program, totaling 30.4 million shares at an average price of $51.27 per share.
Subsequent to year end, the company amended both its $3.0 billion, five-year credit facility to extend the maturity date to January 2022 and its $2.0 billion, 364-day credit facility to extend the maturity date to January 2019.

2018 CAPITAL PROGRAM AND SALES-VOLUME GUIDANCE
Anadarko’s 2018 guidance has been adjusted from its November 2017 news release for the divestiture of its Alaska assets and anticipated production impacts related to non-operated downtime in the Gulf of Mexico. The company expects full-year capital investments in the range of $4.1 to $4.5 billion, not including capital investments made by Western Gas Partners, LP (NYSE: WES).

	2018 Capital(a) ($ Million)	2018 Total Sales Volume(b) (Million BOE)	2018 Oil Sales Volume(b) (Thousand BOPD)
November 2017 Guidance	$4,200 - $4,600	245 - 255	385 - 405
Adjustment	(100)	(7)(c)	(16)(d)
New Guidance	$4,100 - $4,500	238 - 248	370 - 390

Note: All amounts are approximate.
(a) Does not include WES capital investments.
(b) See the accompanying table for a reconciliation of divestiture-adjusted sales volume.
(c) Includes Alaska divestiture (4 million BOE) and GOM, primarily driven by non-operated downtime.
(d) Includes Alaska divestiture (11 thousand BOPD) and GOM, primarily driven by non-operated downtime.

CONFERENCE CALL TOMORROW AT 8 A.M. CST, 9 A.M. EST
Anadarko will host an investor conference call on Wednesday, Feb. 7, 2018, at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2017 results as well as details of the company’s 2018 capital program and expectations. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 4262361. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Twelve pages of summary financial data follow, including costs incurred, proved reserves, current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) Does not include Anadarko midstream capital investments or capital investments made by Western Gas Partners, LP (NYSE: WES).

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2017, the company had 1.44 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance; to finalize year-end reserves; to successfully execute upon its capital program; to efficiently identify and deploy capital resources; to meet financial and operating guidance; to timely complete and commercially operate the projects and drilling prospects identified in this news release; to consummate the transaction described in this news release; to finalize the necessary steps to secure operatorship; to successfully complete the share repurchase program and to enter into additional programs; to increase the dividend; to reduce debt; and to successfully plan, secure additional government approvals, enter into long-term sales contracts, finance, build, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2016 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

#            #            #

Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Kate Sloan, kate.sloan@anadarko.com, 832.636.2562
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended December 31, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$976	$1.80
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(168)	(105)	(0.20)
Gains (losses) on divestitures, net	(141)	(83)	(0.15)
Impairments
Producing properties	(25)	(16)	(0.03)
Exploration assets	(24)	(15)	(0.03)
Early termination of rig	(39)	(25)	(0.05)
Change in uncertain tax positions		(56)	(0.10)
Impact of tax reform legislation		1,170	2.18
Certain items affecting comparability	$(397)	870	1.62
Adjusted net income (loss) (Non-GAAP)		$106	$0.18

*	Includes $(171) million related to commodity derivatives, $(1) million related to interest-rate derivatives, and $4 million related to gathering, processing, and marketing sales.

	Quarter Ended December 31, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(515)	$(0.94)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$304	193	0.35
Gains (losses) on divestitures, net	(241)	(155)	(0.28)
Impairments
Producing and general properties	(166)	(101)	(0.18)
Exploration assets	(149)	(115)	(0.21)
Restructuring charges	(26)	(16)	(0.03)
Early termination of rig	(49)	(32)	(0.06)
Loss on early extinguishment of debt	(31)	(20)	(0.04)
Environmental reserves	21	13	0.03
Change in uncertain tax positions		(10)	(0.02)
Certain items affecting comparability	$(337)	(243)	(0.44)
Adjusted net income (loss) (Non-GAAP)		$(272)	$(0.50)

*	Includes $(179) million related to commodity derivatives and $483 million related to interest-rate derivatives.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes that the presentation of Adjusted EBITDAX (Margin) provides information useful in assessing the Company’s operating and financial performance across periods.

	Years Ended December 31,
millions	2017	2016
Net income (loss) attributable to common stockholders (GAAP)	$(456)	$(3,071)
Interest expense	932	890
Income tax expense (benefit)	(1,477)	(1,021)
DD&A	4,279	4,301
Exploration expense	2,541	946
(Gains) losses on divestitures, net	(674)	757
Impairments	408	227
Total (gains) losses on derivatives, net, less net cash from settlement of commodity derivatives	156	559
Restructuring charges	21	389
Other operating expense	—	1
Loss on early extinguishment of debt	2	155
Certain other nonoperating items	—	(58)
Consolidated Adjusted EBITDAX (Margin) (Non-GAAP)	$5,732	$4,075
Total barrels of oil equivalent (BOE)	245	290
Consolidated Adjusted EBITDAX (Margin) per BOE	$23.40	$14.05

Management believes oil and natural gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year excluding certain obligations to be paid in future periods.

millions	Year Ended December 31, 2017
Costs incurred (GAAP)*	$4,093
Asset retirement obligation liabilities incurred	(5)
Cash expenditures for asset retirement obligations	131
Oil and natural gas exploration and development costs (Non-GAAP)	$4,219

*	Includes $499 million of unproved property acquisitions.

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	December 31, 2017
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$15,689	$3,493	$12,196
Less cash and cash equivalents	4,553	80	4,473
Net debt (Non-GAAP)	$11,136	$3,413	$7,723

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$11,136	$7,723
Total equity		13,790	10,696
Adjusted capitalization		$24,926	$18,419

Net debt to adjusted capitalization ratio	45%	42%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
millions	2017	2016	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$1,039	$(452)	$(211)	$(2,808)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,044	1,099	4,279	4,301
Deferred income taxes	(1,143)	(117)	(2,169)	(1,238)
Dry hole expense and impairments of unproved properties	77	313	2,221	613
Impairments	25	166	408	227
(Gains) losses on divestitures, net	141	241	(674)	757
Loss on early extinguishment of debt	—	31	2	155
Total (gains) losses on derivatives, net	164	(342)	131	292
Operating portion of net cash received (paid) in settlement of derivative instruments	4	38	25	267
Other	78	86	303	342
Changes in assets and liabilities	(39)	60	(306)	92
Net Cash Provided by (Used in) Operating Activities*	$1,390	$1,123	$4,009	$3,000
Net Cash Provided by (Used in) Investing Activities	$(1,002)	$(1,506)	$(1,028)	$(2,762)
Net Cash Provided by (Used in) Financing Activities	$(1,086)	$(413)	$(1,613)	$2,008

Capital Expenditures
Exploration and Production and other	$1,009	$843	$3,886	$2,764
Midstream - Anadarko**	200	15	458	59
Midstream - WES	295	135	956	491
Total	$1,504	$993	$5,300	$3,314

*
Restructuring charges (excluding noncash share-based compensation) were $1 million for the quarter ended December 31, 2017, $23 million for the quarter ended December 31, 2016, $21 million for the year ended December 31, 2017, and $357 million for the year ended December 31, 2016. Cash payments for restructuring charges were $1 million for the quarter ended December 31, 2017, $30 million for the quarter ended December 31, 2016, $53 million for the year ended December 31, 2017, and $247 million for the year ended December 31, 2016.

**	Excludes WES.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year ended
Summary Financial Information	December 31,		December 31,
millions except per-share amounts	2017	2016	2017	2016
Consolidated Statements of Income
Revenues and Other
Oil sales	$1,900	$1,454	$6,552	$4,668
Natural-gas sales	258	443	1,348	1,564
Natural-gas liquids sales	301	281	1,069	921
Gathering, processing, and marketing sales	583	399	2,000	1,294
Gains (losses) on divestitures and other, net	(113)	(190)	939	(578)
Total	2,929	2,387	11,908	7,869
Costs and Expenses
Oil and gas operating	252	203	1,000	811
Oil and gas transportation	216	258	914	1,002
Exploration	170	440	2,541	946
Gathering, processing, and marketing	452	329	1,560	1,087
General and administrative	235	324	1,075	1,440
Depreciation, depletion, and amortization	1,044	1,099	4,279	4,301
Production, property, and other taxes	133	114	582	536
Impairments	25	166	408	227
Other operating expense	64	64	221	118
Total	2,591	2,997	12,580	10,468
Operating Income (Loss)	338	(610)	(672)	(2,599)
Other (Income) Expense
Interest expense	252	233	932	890
Loss on early extinguishment of debt	—	31	2	155
(Gains) losses on derivatives, net	168	(343)	135	286
Other (income) expense, net	(10)	(15)	(53)	(101)
Total	410	(94)	1,016	1,230
Income (Loss) Before Income Taxes	(72)	(516)	(1,688)	(3,829)
Income tax expense (benefit)	(1,111)	(64)	(1,477)	(1,021)
Net Income (Loss)	1,039	(452)	(211)	(2,808)
Net income (loss) attributable to noncontrolling interests	63	63	245	263
Net Income (Loss) Attributable to Common Stockholders	$976	$(515)	$(456)	$(3,071)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$1.80	$(0.94)	$(0.85)	$(5.90)
Net income (loss) attributable to common stockholders—diluted	$1.80	$(0.94)	$(0.85)	$(5.90)
Average Number of Common Shares Outstanding—Basic	537	551	548	522
Average Number of Common Shares Outstanding—Diluted	537	551	548	522

Exploration Expense
Dry hole expense	$25	$188	$1,433	$397
Impairments of unproved properties	52	125	788	216
Geological and geophysical, exploration overhead, and other expense	93	127	320	333
Total	$170	$440	$2,541	$946

Anadarko Petroleum Corporation
(Unaudited)

	December 31,	December 31,
millions	2017	2016
Condensed Balance Sheets
Cash and cash equivalents	$4,553	$3,184
Accounts receivable, net of allowance	1,829	1,728
Other current assets	380	354
Net properties and equipment	27,451	32,168
Other assets	2,211	2,226
Goodwill and other intangible assets	5,662	5,904
Total Assets	$42,086	$45,564
Short-term debt - Anadarko*	142	42
Other current liabilities	3,764	3,286
Long-term debt - Anadarko*	12,054	12,162
Long-term debt - WES and WGP	3,493	3,119
Deferred income taxes	2,234	4,324
Asset retirement obligations	2,500	2,802
Other long-term liabilities	4,109	4,332
Common stock	57	57
Paid-in capital	12,000	11,875
Retained earnings	1,109	1,704
Treasury stock	(2,132)	(1,033)
Accumulated other comprehensive income (loss)	(338)	(391)
Total stockholders’ equity	10,696	12,212
Noncontrolling interests	3,094	3,285
Total Equity	13,790	15,497
Total Liabilities and Equity	$42,086	$45,564
Capitalization
Total debt	$15,689	$15,323
Total equity	13,790	15,497
Total	$29,479	$30,820

Capitalization Ratios
Total debt	53%	50%
Total equity	47%	50%

*	Excludes WES and WGP

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended December 31, 2017
United States	287	1,064	90	26	98	7	$54.97	$2.63	$34.99
Algeria	54	—	3	4	—	1	61.35	—	45.29
Other International	26	—	—	3	—	—	60.75	—	—
Total	367	1,064	93	33	98	8	$56.32	$2.63	$35.28

Quarter Ended December 31, 2016
United States	240	1,881	116	22	173	10	$46.31	$2.56	$24.24
Algeria	68	—	8	6	—	1	49.39	—	30.10
Other International	28	—	—	3	—	—	47.18	—	—
Total	336	1,881	124	31	173	11	$47.01	$2.56	$24.62

Year Ended December 31, 2017
United States	266	1,309	95	97	478	34	$49.62	$2.82	$29.24
Algeria	61	—	4	22	—	2	53.74	—	35.64
Other International	28	—	—	10	—	—	53.84	—	—
Total	355	1,309	99	129	478	36	$50.66	$2.82	$29.54

Year Ended December 31, 2016
United States	233	2,093	122	85	766	44	$39.06	$2.04	$19.32
Algeria	64	—	6	24	—	2	44.15	—	25.63
Other International	19	—	—	7	—	—	43.18	—	—
Total	316	2,093	128	116	766	46	$40.34	$2.04	$19.64

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended December 31, 2017	637		58
Quarter Ended December 31, 2016	774		71

Year Ended December 31, 2017	672		245
Year Ended December 31, 2016	793		290

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended December 31, 2017
United States	$1,450	$258	$290	$(1)	$5	$—
Algeria	305	—	11	—	—	—
Other International	145	—	—	—	—	—
Total	$1,900	$258	$301	$(1)	$5	$—

Quarter Ended December 31, 2016
United States	$1,025	$443	$259	$39	$—	$—
Algeria	309	—	22	—	—	—
Other International	120	—	—	—	—	—
Total	$1,454	$443	$281	$39	$—	$—

Year Ended December 31, 2017
United States	$4,818	$1,348	$1,010	$26	$4	$(3)
Algeria	1,190	—	59	—	—	—
Other International	544	—	—	—	—	—
Total	$6,552	$1,348	$1,069	$26	$4	$(3)

Year Ended December 31, 2016
United States	$3,330	$1,564	$861	$253	$13	$(1)
Algeria	1,043	—	60	—	—	—
Other International	295	—	—	—	—	—
Total	$4,668	$1,564	$921	$253	$13	$(1)

Anadarko Petroleum Corporation
Estimated Year-End Proved Reserves 2015 - 2017

MMBOE	2017	2016	2015
Proved Reserves
Beginning of year	1,722	2,057	2,858
Reserves additions and revisions
Discoveries and extensions	114	40	29
Infill-drilling additions	71	69	89
Drilling-related reserves additions and revisions	185	109	118
Other non-price-related revisions	59	191	289
Net organic reserves additions	244	300	407
Acquisition of proved reserves in place	3	97	1
Price-related revisions	92	(147)	(624)
Total reserves additions and revisions	339	250	(216)
Sales in place	(379)	(294)	(279)
Production	(243)	(291)	(306)
End of year	1,439	1,722	2,057
Proved Developed Reserves
Beginning of year	1,325	1,632	1,969
End of year	1,127	1,325	1,632

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of February 6, 2018

Note: Guidance excludes sales volumes for Alaska due to divestiture.

	1st-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	55	—	58	238	—	248
Total Sales Volumes (MBOE/d)	611	—	644	652	—	679

Oil (MBbl/d)	352	—	365	370	—	390

United States	270	—	280	286	—	303
Algeria	55	—	56	57	—	58
Ghana	27	—	29	27	—	29

Natural Gas (MMcf/d)

United States	1,025	—	1,075	1,085	—	1,125

Natural Gas Liquids (MBbl/d)

United States	87	—	92	93	—	96
Algeria	4	—	6	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(0.80)	—	3.20	(1.90)	—	2.30

United States	(2.00)	—	2.00	(3.00)	—	1.00
Algeria	3.00	—	7.00	2.00	—	7.00
Ghana	3.00	—	7.00	2.00	—	7.00

Natural Gas ($/Mcf)

United States	(0.35)	—	(0.15)	(0.45)	—	(0.20)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of February 6, 2018

Note: Guidance excludes items affecting comparability.

	1st-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	145	—	165	700	—	780
Minerals and Other	30	—	50	190	—	230

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.70	—	4.90	4.25	—	4.75
Oil & Gas Transportation and Other	3.40	—	3.60	3.50	—	3.75
Depreciation, Depletion, and Amortization	18.50	—	19.00	18.25	—	18.75
Production Taxes (% of Product Revenue)	6.0%	—	7.0%	6.0%	—	7.0%

	$ MM			$ MM

General and Administrative	240	—	260	945	—	995
Other Operating Expense	5	—	15	40	—	50
Exploration Expense
Non-Cash	40	—	70	150	—	200
Cash	50	—	60	200	—	220
Interest Expense (net)	230	—	240	925	—	975
Other (Income) Expense	(5)	—	5	(20)	—	20

Taxes
Algeria (100% Current)	60%	—	70%	60%	—	70%
Rest of Company (25% Current/75% Deferred for Q1 and 35% Current/65% Deferred for Total Year)	15%	—	25%	15%	—	25%

Noncontrolling Interest	50	—	70	300	—	350

Avg. Shares Outstanding (MM)
Basic	520	—	530	520	—	530
Diluted	520	—	530	520	—	530

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,200	—	1,400	4,100	—	4,500

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of February 6, 2018

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Two-Way Collars
2018
WTI	108		$50.00	$60.48

Fixed Price - Financial
2018
Brent	84	$61.45

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2018	250	$2.00	$2.75	$3.54

Fixed Price - Financial
2018	280	$3.02

Interest-Rate Derivatives
As of February 6, 2018

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$550 Million	Sept. 2016 – 2046	Sept. 2020	6.418%	3M LIBOR
Swap	$250 Million	Sept. 2016 – 2046	Sept. 2022	6.809%	3M LIBOR
Swap	$200 Million	Sept. 2017 – 2047	Sept. 2018	6.049%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2023	6.761%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended December 31, 2017				Quarter Ended December 31, 2016
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	156	934	79	390	120	986	76	360
Gulf of Mexico	120	85	9	143	81	93	9	106
International	80	—	3	83	96	—	8	104
Same-Store Sales	356	1,019	91	616	297	1,079	93	570
Divestitures*	11	45	2	21	39	802	31	204
Total	367	1,064	93	637	336	1,881	124	774

	Year Ended December 31, 2017				Year Ended December 31, 2016
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	128	966	79	368	123	991	73	361
Gulf of Mexico	121	107	10	149	65	82	7	86
International	89	—	4	93	83	—	6	89
Same-Store Sales	338	1,073	93	610	271	1,073	86	536
Divestitures*	17	236	6	62	45	1,020	42	257
Total	355	1,309	99	672	316	2,093	128	793

*	Includes Eagleford, Marcellus, Eaglebine, Utah CBM, Moxa, Alaska, East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, and Carthage.

Note: Data for the quarter ended March 31, 2017, is presented for comparability to the company’s First-Quarter 2018 Guidance.

Average Daily Sales Volumes
	Quarter Ended March 31, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	115	1,058	85	376
Gulf of Mexico	125	129	12	159
International	98	—	6	104
Same-Store Sales	338	1,187	103	639
Divestitures*	29	672	15	156
Total	367	1,859	118	795

*	Includes Eagleford, Marcellus, Eaglebine, Utah CBM, Moxa, Alaska, East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, and Carthage.